Exhibit 32.1

CERTIFICATION OF PERIOD REPORT

I, Paul J.B. Murphy, III, President and Chief Executive Officer of Del Taco Restaurants, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

(1)	the Quarterly Report on Form 10-Q of the Company for the quarter ended September 8, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 19, 2015

/s/ Paul J.B. Murphy, III
Paul J.B. Murphy, III President and Chief Executive Officer (principal executive officer)